Exhibit 23.2

Deloitte & Touche (M.E.) Bin Ghanim Tower Hamdan Street

P.O.Box 990, Abu Dhabi United Arab Emirates

Tel: +971 (2) 676 0606 Fax: +971 (2) 676 0644

www.deloitte.com

PRIVATE & CONFIDENTIAL

GSE Systems Inc.
1332 Londontown Blvd. Suite 200
Sykesville, MD 21784 United States of America

30 June 2010
Our ref: R/CU/RPA/AKM

Dear Sirs,

Emirates Simulation Academy LLC

We have previously audited, in accordance with International Standards on Auditing, the 31 December 2009 financial statements of Emirates Simulation Academy LLC (the "Company"). We have issued a report dated 19 May 2010 on those financial statements. In connection with your filings with the Securities and Exchange Commission, USA, you have requested us to provide our consent to include the financial statements of Emirates Simulation Academy LLC including our audit report thereon.

We are pleased to provide our consent to GSE Systems Inc. to include the financial statements of Emirates Simulation Academy LLC including our audit report thereon with your filings with the Securities and Exchange Commission, USA.

Please contact us if you need any further information or clarification.

We are pleased to be of service to you

Yours truly,

/s/ Deloitte & Touche